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                                                                  EXHIBIT 10.23

                              FIFTH AMENDMENT TO
                               CREDIT AGREEMENT


     This Fifth Amendment to Credit Agreement is entered into as of this 27th day of June, 2000 by and between COMERICA BANK, a Michigan banking corporation ("Bank"), with offices at One Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 and SIMPLE TECHNOLOGY, INC., a California corporation ("Company"), whose principal office is located at 3001 Daimler Street, Santa Ana, CA 92705.

                                   RECITALS:

     A. Bank and Company entered into a certain Credit Agreement dated as of August 3, 1999 as amended by a First Amendment to Credit Agreement, Second Amendment to Credit Agreement, Third Amendment to Credit Agreement and Fourth Amendment to Credit Agreement (the "Agreement"),

     B. The parties desire to further amend the Agreement, upon the following terms and conditions.

     NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

     1. Section 1.26 of the Agreement is amended and restated in its entirety as follows:

          "1.26 'EUROCURRENCY-BASED RATE' shall mean a per annum interest rate equal to the Eurocurrency Rate, plus two and one-half percent (2.50%) per annum."

     2. Section 1.29 of the Agreement is amended and restated in its entirety as follows:

          "1.29 'FACILITY MAXIMUM' shall mean as of any date, the lesser of
(a) the Formula Amount; or (b) $27,500,000 (inclusive of amounts advanced under the Canadian Subfacility), PROVIDED HOWEVER, if the Net Proceeds from the Initial Public Offering on the IPO Date are (i) equal to or greater than $35,000,000 but less than $70,000,000, then the Bank will reduce the Facility Maximum to not greater than $20,000,000 but not less than $15,000,000; or
(ii) equal to or greater than $70,000,000, then the Bank will reduce the Facility Maximum to not greater than $15,000,000 but not less than $10,000,000, with such reductions to be determined in Bank's sole and absolute discretion upon prior written notice to the Company."

     3. Section 1.31 of the Agreement is amended and restated in its entirety as follows:

          "1.31 'FORMULA AMOUNT' shall mean, as of the date of any determination thereof, the sum of:

                (a) in the case of the Canadian Subfacility, eighty percent (80%) of Borrower's Canadian Dollar denominated Eligible Accounts Receivable (exclusive of any Government Accounts);

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                (b)  in the case of the Facility, the sum (without
duplication) of (1) eighty percent (80%) of its Eligible Accounts Receivable, plus (2) eighty percent (80%) of its Eligible Foreign Accounts Receivable up to $5,000,000, plus (3) the lesser of eighty percent (80%) of the net Orderly Liquidation Value of its Eligible Inventory or $14,000,000."

     4. Section 1.38 of the Agreement is amended and restated in its entirety as follows:

          "1.38' MATURITY DATE' shall mean August 3, 2002."

     5. Section 1.46 of the Agreement is amended and restated in its entirety as follows:

          "1.46 'PRIME-BASED RATE' shall mean a per annum interest rate which is equal to the Prime Rate or the Canadian Prime Rate, with respect to the Canadian Subfacility."

     6. Clause (a) of Section 1.42 of the Agreement is amended and restated in its entirety as follows:

          "(a) delivery of desk top appraisals on DRAM and memory modules on the first business day of each August, November, February and May commencing on August 1, 2000, provided however, Borrower shall deliver desk top appraisals on DRAM and memory modules on the first business day of each consecutive calendar month if the unused availability under the Facility is less than twenty percent (20%) of the Formula Amount;"

     7. Clause (c) of Section 2.5 of the Agreement is amended and restated as follows:

          "(c) on an ongoing basis, (i) all audit costs, limited to two (2) audits per annum (provided, however, Bank shall be permitted to perform three
(3) audits per annum if the unused availability under the Facility is less than twenty percent (20%) of the Formula Amount), in the amount of $750 per day per auditor and (ii) collateral monitoring costs of Bank in the amount of $500 per month, with such audit and monitoring costs subject to periodic increases by Bank as are usual and customary in connection with the Bank's cost of doing business."

     8. Section 2.10 of the Agreement is hereby amended and restated in its entirety as follows:

          "2.10   In the event that Borrower shall terminate this Agreement
on or before the Maturity Date, Borrower shall be obligated to pay to Bank, as a condition to such termination and prior to the release of Bank's liens and encumbrances, the amount of: (a) Five Hundred Fifty Thousand Dollars ($550,000) if such termination occurs before the first anniversary hereof;
(b) Two Hundred Seventy Five Thousand Dollars ($275,000) if such termination occurs on or after the first anniversary hereof but before the second anniversary of this Agreement; or (c) One Hundred Thirty Seven Thousand Five Hundred Dollars ($137,500) if such termination occurs on or after the second anniversary hereof but before the third anniversary of this Agreement. This Early Termination Compensation shall be waived if the Loan is replaced by another credit facility with Bank."

     9. Section 6.8 of the Agreement is hereby amended and restated in its entirety as follows:

                                       2
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          "6.8   Financial Covenants:

                 (a) Maintain an Effective Tangible Net Worth of not less than $10,000,000;

                 (b) Maintain an Effective Tangible Net Worth Ratio of not greater than 5.5 to 1.0."

     10. Section 7.8 of the Agreement is hereby amended and restated in its entirety as follows:

           "7.8   Increase salaries and/or compensation to officers of
Borrower in excess of 10% per annum."

     11. Section 7.10 of the Agreement is hereby amended and restated in its entirety as follows:

           "7.10 Make or incur, or become obligated to make or incur, expenditures for the purchase or lease of fixed assets in amounts which, in the aggregate, would exceed the amount of Four Million Dollars ($4,000,000) during any fiscal year."

     12. Exhibit "A" to the Agreement is hereby amended and restated with Exhibit "A" hereto.

     13. Company hereby ratifies and reaffirms the representations, warranties and covenants set forth in the Agreement.

     14. Company certifies that no Event of Default or Default (as defined in the Agreement) has occurred and is continuing.

     15. Company represents and warrants that its Articles of Incorporation and Bylaws delivered to Bank as of March 10, 2000 in connection with the Agreement, are in full force and effect and have not been modified, repealed or amended since the date thereof.

     16. If any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall affect only such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Amendment, and this Amendment shall be enforced as if any such invalid or unenforceable provision were not contained herein.

     17. Except as specifically amended hereby, the Agreement shall remain unchanged and shall be in full force and effect, enforceable in accordance with its terms.

     18. Borrower agrees to pay all of Bank's costs and expenses (including attorneys fees and expenses) incurred in connection with the Agreement and/or this Amendment within fifteen (15) days of being presented with an invoice therefor.

     19. This Amendment shall take effect only after execution and delivery to Bank of each of the documents, instruments and agreements mentioned by the Checklist attached hereto

                                       3

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as Exhibit "B" and payment to Bank of an extension fee in the amount of
Eighteen Thousand Seven Hundred Fifty Dollars ($18,750), which fee shall be deemed fully earned on the effective date hereof and not subject to being refunded under any circumstance.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day first stated above.

                                   SIMPLE TECHNOLOGY, INC.


                                   By:  /s/ Manouch Moshayedi
                                       --------------------------------
                                   Its: CEO
                                       --------------------------------


                                   COMERICA BANK


                                   By: /s/ Mark C. Smith
                                       --------------------------------
                                        Mark C. Smith
                                   Its: Vice President

                                       4

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                                  EXHIBIT "A"
                                REVOLVING NOTE

$27,500,000                                                  Detroit, Michigan
                                                               June 27th, 2000

     FOR VALUE RECEIVED, on or before the Maturity Date, SIMPLE TECHNOLOGY, Inc., a California corporation promises to pay to the order of COMERICA BANK, a Michigan banking corporation ("Bank") at its main office at One Detroit Center, Detroit, Michigan, in lawful money of the United States of America so much of the principal sum of Twenty Seven Thousand Five Hundred Thousand Dollars ($27,500,000) as shall have been advanced and then be outstanding hereunder and all the accrued and unpaid interest thereon.

     Capitalized terms used herein and not defined to the contrary have the meanings given them in the Credit Agreement dated as of August 3, 1999 between the undersigned and Bank, as amended from time to time ("Agreement") to which reference is hereby made.

     Interest on the Advances from time to time outstanding shall bear interest at their Applicable Interest Rates; provided, however, that in the event and so long as there shall exist an Event of Default, the principal balance from time to time outstanding shall bear interest at the rates provided in Section 2.8 of the Agreement. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed.

     This Note is a note under which advances, repayments and readvances may be made subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

     Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full may succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

     This Note constitutes (in part) replacement evidence of indebtedness of the Company originally evidenced by the Note made by it to Bank in the amount of $22,500,000 dated as of August 3, 1999 pursuant to the Agreement.






                                     A-1

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     This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

                                           SIMPLE TECHNOLOGY, INC.

                                           By:  /s/ Manouch Moshayedi
                                              ----------------------------------

                                           Its: CEO
                                               ---------------------------------




                                     A-2

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                                  EXHIBIT "B"
                               CLOSING CHECKLIST


1.   Fifth Amendment to Credit Agreement

2.   $27,500,000 Revolving Note

3.   Recertification of Corporate Authority




                                      B